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                                                                      Exhibit 5
                                                                      ---------


                  [VORYS, SATER, SEYMOUR AND PEASE LETTERHEAD]


                                                                 (614) 464-6400

                                 August 5, 1997

Board of Directors
Worthington Foods, Inc.
900 Proprietors Road
Worthington, OH  43085


Gentlemen:

                  We are familiar with the proceedings taken and proposed to be taken by Worthington Foods, Inc., an Ohio corporation (the "Company"), in connection with the adoption of an amendment to the Worthington Foods, Inc. 1993 Stock Option Plan for Non-Employee Directors (as amended, the "Plan") to make an additional 175,000 common shares, without par value (the "Common Shares") available pursuant to the Plan, the granting of options to purchase Common Shares pursuant to the Plan and the issuance and sale of Common Shares of the Company upon exercise of options granted and to be granted under the Plan, as described in the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on August 6, 1997. The purpose of the Registration Statement is to register the additional 175,000 Common Shares reserved for issuance under the Plan pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  In connection with this opinion we have examined an original or copy of, and have relied upon the accuracy of, without independent verification or investigation: (a) the Registration Statement; (b) the Plan; (c) the Company's Amended and Restated Articles of Incorporation, as amended to date; (d) the Company's Amended Regulations; and (e) certain proceedings of the directors and shareholders of the Company. We have also relied upon such representations of the Company and officers of the Company and such authorities of law as we have deemed relevant as a basis for this opinion.

                  We have relied solely upon the examinations and inquiries recited herein, and we have not undertaken any independent

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Board of Directors
Worthington Foods, Inc.
August 5, 1997
Page 2

investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

                  Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that:

                  1. When options for the purchase of not more than the additional 175,000 Common Shares covered by the Registration Statement have been granted to eligible directors of the Company in accordance with the terms of the Plan, such options will be legally constituted and binding obligations of the Company in accordance with their terms.

                  2. After the additional 175,000 Common Shares covered by the Registration Statement have been issued by the Company upon the exercise of options granted under the Plan, against payment of the purchase price therefor, in accordance with the terms of the Plan, said Common Shares will be validly issued, fully paid and non-assessable, assuming compliance with applicable federal and state securities laws.

                  Our opinion is limited to the General Corporation Law of Ohio in effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

                  Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein.

                                            Very truly yours,

                                            /s/ Vorys, Sater, Seymour and Pease

                                            VORYS, SATER, SEYMOUR AND PEASE